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                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

   As independent accountants, we hereby consent to the inclusion in this Amendment No. 1 to the Registration Statement on Form F-3 of our report dated 19 August 1999 relating to the financial statements of Independent Energy Holdings PLC as of 30 June 1998 and 1999 and for each of the fiscal years in the three-year period ended 30 June 1999 and to all references to our firm included in this Form F-3.

Nottingham, England                 /s/ Pannell Kerr Forster
                                    Pannell Kerr Forster, Chartered
                                     Accountants and
8 September 1999                    Registered Auditors